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                              ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 12, 1997 on the financial statements of Schroder Series Trust for the period ended October 31, 1997 and to all references to our Firm included in or made part of the registration statement of Schroder Series Trust filed on Form N-1A (Amendment No. 9), Investment Company Act File No. 811-7840 with the Securities and Exchange Commission.


                                                       /s/ ARTHUR ANDERSEN LLP
                                                       ------------------------
New York, New York
February 27, 1998